UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/11/2011

STEPAN COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093
(Address of principal executive offices, including zip code)

(847)446-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2011, Mr. James R. Voss, a director of Stepan Company ("Stepan"), offered his letter of resignation to the Chairman of the Nominating and Corporate Governance Committee ("Committee") of Stepan's Board of Directors ("Board").

Mr. Voss' employment with Solutia Inc. was terminated on August 5, 2011. Pursuant to Stepan's Corporate Governance Guidelines, a director is required to inform the Chairman of the Committee and the Chief Executive Officer of any principal occupation change, and offer his letter of resignation to the Chairman of the Committee. Stepan's Chairman of the Committee advised the Board of Mr. Voss' change of status during a special meeting held on August 11, 2011. After discussion, the Board decided to accept Mr. Voss' resignation effective August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: August 12, 2011	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary